As filed with the Securities and Exchange Commission on July 7 , 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ANTAGA INTERNATIONAL CORP

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	5000 (Primary Standard Industrial Classification Code Number)	68-0678499 (IRS Employer Identification No.)

4405 Powell Ave

Montreal, QC Canada H4P 1E5

Phone: (514) 967-4372

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

____________________________

EASTBIZ.COM, INC.

5348 Vegas Drive, Las Vegas, NV 89108

Phone: (702) 871-8678, Fax: 702-387-3827

(Address, including zip code, and telephone number,

including area code, of agent for service)

______________________________

Copies to:

Thomas E. Stepp, Jr.

Stepp Law Corporation
15707 Rockfield Boulevard, Suite 101
Irvine, California 92618
Phone: (949) 660-9700
Fax: (949) 660-9010

1 | Page

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer |__| Accelerated filer |__|

Non-accelerated filer |__| Smaller reporting company | X |

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	2,385,000	$0.02 per share	$47,700	$3.40

(1)	Determined arbitrarily by adding a $0.01 premium to the last sale price of our common stock to investors.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated July 7 , 2011

2 | Page

PROSPECTUS
Antaga International Corp
2,385,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 6 - 9.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at the fixed price of $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.01 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB. Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

----------------

The Date of This Prospectus Is: July 7 , 2011

3 | Page

4 | Page

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to commence business operations in nutritional supplements distribution. To date, we have not had any business operations other than the development of a business plan and executing of sponsorship agreement with a fighter as well as obtaining an oral agreement with our supplier, MVP Biotech Inc. We are a development stage company. We cannot state with certainty whether we will achieve profitability. We do not have revenues or operations; we have minimal assets and have incurred losses since inception. Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. We are not raising any money in this offering. Our president has agreed to advance funds of a minimum of $20,000 to us during the course of the next 12 months in order to help pay for our reporting obligations and our business expenses. We will be able to continue operations for the next twelve months with currently available resources.

Our principal office is located at 4405 Powell Ave, Montreal, QC Canada H4P 1E5. Our telephone number is (514) 967-4372 and our registered agent for service of process is the EASTBIZ.COM, INC., located at 5348 Vegas Drive, Las Vegas, NV 89108. We were incorporated in the State of Nevada on June 10, 2009. Our fiscal year end is August 31.

The Offering:

Securities Being Offered	Up to 2,385,000 shares of common stock.
Offering Price

The selling shareholders will sell our shares at the fixed price of $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.01 premium to the last sale price of our common stock to investors. Currently the company is not listed on the OTC Bulletin Board and there is no assurance that the stock will ever be so listed.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Termination of the Offering

The offering will conclude when all of the 2,385,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued and to be Issued

2,385,000 shares of our common stock to be sold in this prospectus are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Market for the common stock

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

5 | Page

Summary Financial Information

 The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of February 28, 2011
Balance Sheet
Total Assets	$16,775
Total Liabilities	$-
Stockholders Equity	$16,775
Period from June 10, 2009 (date of inception)
to February 28, 2011
Income Statement
Revenue	$-
Total Expenses	$8,225
Net Loss	$(8,225)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO OBTAIN ADDITIONAL FINANCING.  AS A RESULT, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

While at February 28, 2011, we had cash on hand of $16,775 we have accumulated a deficit of $8,225 in business development and administrative expenses, and have no revenues as of this date. In order to expand our business operations, we anticipate that we will have to raise additional funding.  Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. Ronald R. Chadwick, P.C., our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Antaga International Corp is suitable.

We are not raising any money in this offering. We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us.  The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director, Georgi Parrik, who has informally agreed to advance us funds, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

6 | Page

WE LACK AN OPERATING HISTORY AND THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE WILL SUSPEND OR CEASE OPERATIONS.

We were incorporated on June 10, 2009, and our net loss since inception is $8,225. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of our future equity or debt financing and our ability to profitably distribute our product. Based upon current plans, we expect to incur operating losses in the foreseeable future because we will be incurring large expenses and generating small revenues. Failure to generate significant revenues in the future will cause us to go out of business.

BECAUSE MANAGEMENT HAS NO EXPERIENCE IN THE NUTRITIONAL SUPPLEMENTS DISTRIBUTION BUSINESS, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our sole officer and director has no experience in the nutritional supplements distribution business.  In addition, we do not have any employees with experience in this business sector. As a result, we  may  not  be able  to recognize and take advantage of product,  related service and market  trends  in  the  sector  and  we  may be  unable  to accurately predict consumer demand.  In addition, our director’s decisions and choices may not   be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OUR DIRECTOR OWNS 51.2% OF OUR ISSUED AND OUTSTANDING COMMON STOCK, HE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our director, Georgi Parrik, owns approximately 51.2% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. He will also have the power to prevent or cause a change in control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE WE WILL DISTRIBUTE OUR PRODUCTS OVERSEAS, A DISRUPTION IN THE DELIVERY OF EXPORTED PRODUCTS MAY HAVE A GREATER EFFECT ON US THAN ON OUR COMPETITORS.

Our plan is to distribute the product in Canada and in Scandinavian Europe, such as Sweden, Finland, Denmark, and Norway. therefore, we will export our products overseas. Because we will export our products to Europe and deliver them directly to our customers, we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who manufacture and warehouse products in Europe. Deliveries of our products may be disrupted through factors such as:

     (1)  raw material shortages, work stoppages, strikes and political unrest;

     (2)  problems with ocean shipping, including work stoppages and shipping container shortages;

     (3)  increased inspections of import shipments or other factors causing delays in shipments; and

     (4)  economic crises, international disputes and wars.

Most of our competitors warehouse products they export overseas, which allows them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

BECAUSE WE HAVE NO ANY BUSINESS CONTACT OR OPERATING EXPERIENCE IN SCANDINAVIA WHERE WE PLAN TO CONDUCT OUR BUSINESS, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

We plan to distribute our products in Canada and in Scandinavian Europe, such as Sweden, Finland, Denmark, and Norway. We have no any business contacts or operating experience in Scandinavia, therefore there is no assurance that we will operate profitably. If we cannot generate sufficient revenues our business will fail.

BECAUSE WE PLAN TO CONDUCT OUR BUSINESS ON-LINE AND MAIL THE PRODUCTS DIRECTLY FROM CANADA, OUR SHIPPING COSTS AND/OR DELIVERY TIMES MAY BE HIGHER OR LONGER THAN THAT OF OUR COMPETITORS.

We plan to conduct our business on-line and mail the products directly from Canada. Therefore, our shipping costs and/or delivery times may be higher or longer than that of our competitors because of the distance involved. The extra shipping costs and delays may have a negative effect on sales.

IF WE ARE UNABLE TO GENERATE A SUBSTANTIAL CUSTOMER BASE FOR OUR PRODUCTS, OUR BUSINESS WILL FAIL.

The success of our business requires that we sell our nutritional supplements to consumers at a profit.  Since our revenue will be generated almost exclusively from our sale, we need to attract enough people to buy our nutritional supplements to cover our costs. If we are unable to attract enough customers to purchase our products, we will generate losses and cause our business to fail.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our sole officer and director, Georgi Parrik, will only be devoting limited time to our operations.  Mr. Parrik intends to devote 40% of his business time to our affairs.  Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him.  As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.  It is possible that the demands on Georgi Parrik from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.  In addition, Mr. Parrik may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

7 | Page

IF GEORGI PARRIK, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER.  THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We depend on the services of our sole officer and director, Georgi Parrik, for the future success of our business. The loss of the services of Mr. Parrik could have an adverse effect on our business, financial condition and results of operations.  If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment. We do not carry any key personnel life insurance policies on Mr. Parrik and we do not have a contract for his services.

BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION, THERE IS SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

ALL OF OUR PRODUCT PURCHASES WILL BE MADE FROM ONE SUPPLIER. IF THAT SUPPLIER DECREASED OR TERMINATED ITS RELATIONSHIP WITH US OUR BUSINESS WOULD LIKELY FAIL IF WE ARE UNABLE TO FIND A SUBSTITUTE FOR THAT COMPANY.

As a result of being totally dependent on a single wholesale supplier located in Canada, we may be subject to certain risks, including changes in regulatory requirements, tariffs and other barriers, increased pressure, timing and availability of export licenses, foreign currency exchange fluctuations, the burden of complying with a variety of foreign laws and treaties, and uncertainties relative to regional, political and economic circumstances. Initially, we plan to purchase substantially all of our products from MVP Biotech a private Canadian company.  If this company decreased, modified or terminated its association with us for any other reason, we would suffer an interruption in our business unless and until we found a substitute for that supplier.  If we were unable to find a substitute for that supplier, our business would likely fail.  We cannot predict what the likelihood would be of finding an acceptable substitute supplier.

THERE IS NO GUARANTEE THAT WE WILL BE COMPLIANT IN THE TIME FRAME ESTIMATED, IN WHICH CASE OUR OPERATIONS MAY BE INTERRUPTED.

There is no guarantee that we will be compliant in the time frame estimated , in which case our operations may be interrupted.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock.  Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of investors’ shares.

8 | Page

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part.  However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock.  In such a case, shareholders may find that they are unable to achieve benefits from their investment.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE “PENNY STOCK’ RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

IF OUR SHARES OF COMMON STOCK COMMENCE TRADING ON THE OTC BULLETIN BOARD, THE TRADING PRICE WILL FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. If our shares of common stock commence trading on the Bulletin Board, the extremely small numbers of holders will sharply limit liquidity of the shares, and there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our discovery or development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

We do not have a market maker. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares. In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock.  As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

9 | Page

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at the fixed price of $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily, by adding a $0.01 premium to the last sale price of our common stock to investors. Currently the company is not listed on the OTCBB and there is no assurance that the stock will ever be so listed.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,385,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  All shares were acquired outside of the United States by non-U.S. persons.  The shares include the following:

1.           675,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on August 14, 2009;

2.           1,710,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on October 2, 2009.

10 | Page

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered for each;
3.	the total number of shares that will be owned by each upon completion of the offering; and
4.	the percentage owned by each upon completion of the offering.

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering

AGHVAN GRIGORYAN	75,000	75,000	Nil	Nil

ARMEN PETROSIAN	75,000	75,000	Nil	Nil

ALLA DONDIKOVA	75,000	75,000	Nil	Nil

TATYANA POKUPATELEVA	75,000	75,000	Nil	Nil

ANDREI IBRAGIMOV	75,000	75,000	Nil	Nil

STANISLAV PATCHENKO	90,000	90,000	Nil	Nil

MIKHAIL BUKSHPAN	75,000	75,000	Nil	Nil

IRINA DONDIKOVA	90,000	90,000	Nil	Nil

MARINA KAPRIELOVA	90,000	90,000	Nil	Nil

SOUREN KAPRIELOV	90,000	90,000	Nil	Nil

NATALIA STOLIARENKO	90,000	90,000	Nil	Nil

VOLHA FRALOVA	75,000	75,000	Nil	Nil

KAREN DJANGUIROV	90,000	90,000	Nil	Nil

SVETLANA KIRYANOVA	90,000	90,000	Nil	Nil

KATERYNA DJANGIROVA	90,000	90,000	Nil	Nil

VASSILI DAVYDOV	90,000	90,000	Nil	Nil

YAN BENIYAMINOV	75,000	75,000	Nil	Nil

EVE-LYN PARRIK	75,000	75,000	Nil	Nil

VIORICA ZAPALSCHI	90,000	90,000	Nil	Nil

ALEXANDER SHIRIN	90,000	90,000	Nil	Nil

RAMISS DJANGUIROVA	90,000	90,000	Nil	Nil

ALEXEI SHMYREV	90,000	90,000	Nil	Nil

ANTON PUSCARI	90,000	90,000	Nil	Nil

VARTAN KAPRIELOV	90,000	90,000	Nil	Nil

YEGOR TETERYUK	90,000	90,000	Nil	Nil

VYACHESLAV LESTEV	90,000	90,000	Nil	Nil

MARYNA RADZIUK	90,000	90,000	Nil	Nil

YURIY DONDIKOV	90,000	90,000	Nil	Nil

Total number of shares:	2,385,000	2,385,000

Our sole director and officer, Georgi Parrik is related to the following shareholder:

Eve-Lyn Parrik -  sister

11 | Page

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 4,885,000 shares of common stock issued and outstanding on the date of this prospectus.

None of the selling shareholders:

1. has had a material relationship with us other than as a shareholder at any time within the past three years;

2. has ever been one of our officers or directors;

3. is a broker-dealer; or a broker-dealer's affiliate.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at the fixed price of $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.01 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB. Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

12 | Page

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

- a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

- a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

- a toll-free telephone number for inquiries on disciplinary actions;

- a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and

- such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

- bid and offer quotations for the penny stock;

- the compensation of the broker-dealer and its salesperson in the transaction;

- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of October 22, 2009, there were 4,885,000 shares of our common stock issued and outstanding that are held by 29 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

13 | Page

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

The Law Offices of Stepp Law Corporation has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus. The financial statements included in this prospectus and the registration statement have been audited by Ronald R. Chadwick, P.C. (PCAOB Registered)   to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

General

We were formed as a corporation pursuant to the laws of Nevada on June 10, 2009. We have not started operations. To date, we have primarily been involved in organizational activities and the execution of an oral distributer agreement with our supplier, MVP Biotech Inc. and a written sponsorship agreement with a fighter.  Our plan of operation is forward-looking and there is no assurance that we will ever begin operations. We are a development stage company and have not earned any revenue. We cannot state with certainty whether we will achieve profitability. We maintain our statutory registered agent's office at 5348 Vegas Drive, Las Vegas, NV 89108 and our business office is 4405 Powell Ave, Montreal, QC Canada H4P 1E5. Our telephone number is (514) 543-3903. The company’s web site is antagainternational.com. Our president has agreed to advance funds of a minimum of $20,000 to us during the course of the next 12 months in order to help pay for our reporting obligations and our business expenses. We did not obtain any contractual commitment or any written guarantee from our president to advance us these funds.

14 | Page

Product overview

We are in the business of distribution of nutritional supplements which are designed to have a positive effects on health, well being and improve physical and mental performance. We plan to work with a Canadian manufacturer, MVP Biotech, and distribute their sport supplement products. Our plan is to distribute the product in Canada and in Scandinavian Europe, such as Sweden, Finland, Denmark, and Norway.

We are planning to sell a range of products: from whey protein, creatine, glutamine, BCAA, to weight loss pills and multi vitamins being produced from the Canadian company MVP Biotech.

Types of our nutritional supplements

The products that we plan to distribute in the next 12 months are:

- WHEY PROTEIN POWDER 2, 5 & 10 LBS (VANLLA ICE CREAM, COOKIE DOUGH, CHOCALATE BROWNIE, MOCHACHINO, STRAWBERRY SHORTCAKE, BANANA RUSH, ORANGE MANGO)

- CREATINE 1000G

- GLUTAMINE 1000G

- L-LYSINE 500MG/100CAPS

- L-ARGININE 500MG/100CAPS

15 | Page

- L-TYROSINE 500MG/100CAPS

- METHYLSULFONYLMETHANE (MSM) 1000MG/250CAPS

The products being sold are food supplements. It cannot be taken instead of regular healthy food; therefore cannot be a meal replacement.

Raw Materials for Nutritional Supplements

Raw materials used in making the company’s anticipated nutritional supplement products are purchased worldwide with the assurance that they meet all required specifications. MVP does not depend upon any one major manufacturer in particular.  All of the major suppliers are located in particular regions, such as Canada, India and China. Prior to be released for production, the raw materials are tested to insure that they meet applicable specifications by approved external analysis lab All raw materials have a certificate of compliance, a document certifying that the manufacturing site complies with Good Manufacturing Practices (GMP) standards. promulgated by the US Food and Drug Administration.  All the raw materials are of high availability

The whey protein powder is a collection of globular proteins and it contains five main protein fractions and six minor ones. The four main are:  beta - lactobulin (approx 55%), alpha lactalbumin(approx 20%), glycomacropeptide (GMP) ( approx 10%), serum albumin (approx. 8%) and immunoglobulins

Creatine contains: creatine monohydrate, creatine ethyl ester, creatine alpha ketoglutarate, tricreatine malate, creatine orotate and creatine pyruvate.

Glutamine is composed mainly from L-Glutamine HCL and glutamine ethyl ester.

Agreement with our supplier

We have a verbal agreement with a MVP Biotech Inc. of Kirkland, QC; this company has provided supplements all over the world for over 25 years. We have not entered into a written definitive agreement with our supplier, as MVP Biotech Inc., generally does not enter into written agreements with suppliers who have not purchased a minimum of 2000 units of their product. In order to receive a written agreement with our supplier with its Seal of approval we need to purchase at least 2000 units of our supplier’s product. Our oral agreement with the MVP Biotech Inc. allows us to buy their product at wholesaler discount prices.  The price will depend on the amount we will purchase; the larger the purchase, the greater will be our discount. In order to get the highest available discount we will be required to order over 2000 units of product at once and prepay the order.  In order to have a chance to succeed in our venture we are required to buy in large quantities to optimize our rebate with MVP Biotech and therefore possibly increase our profit.

The material terms of our oral agreement are as follows:

Duration and Termination: There is no specific duration to our verbal agreement, any party can terminate the agreement at anytime verbally.

Product description and pricing: MVP provided us with a price list that includes all of the products being sold by MVP biotech and 12 levels of discount percentage from wholesale price, which is based on the amount of order units.

Monetary limits: We do not have any set minimum quantity purchase requirements.

Shipping: We are responsible for the product from picking it up from our supplier’s warehouse to the final destination, meaning we will pay all transport fees, taxes, customs and other expenses that might occur.

For all large orders, product will be shipped directly from manufacturer to the customer or store/gym. For all small and private orders that will be ordered online the product will be delivered to the company’s office and shipped from there to its final destination. Such order will be shipped by mail and depending on the service asked by buyer, it will be shipped by expedite mail or regular mail.

Our Supplier

MVP BIOTECH is based in Kirkland, QC. They have been producing and selling supplements targeting people between 16 and 80 years of age since the late 80’s, therefore they have been in research and development for over 25 years, and they are continuously trying to improve their product and accommodate new customers. From our oral conversation with Mr Konstantinos E. Sarris, president of MVP BIOTECH, he told us that he is selling in North America, some parts in Europe, Asia, and Australia. His top distributors buy up to 10 million US dollars of supplements yearly.

MVP BIOTECH® is a cGMP “Current Good and Manufacturing Practices” manufacturer of health food and nutrition products. All MVP BIOTECH® products are manufactured in their own facility in Montreal, Canada. It is in MVP BIOTECH® manufacturing facility that they impose strict quality control measures on every phase of product development, ranging from raw material inspection and purity test to final inspection. Current Good and Manufacturing Practices are guidelines set by the government of Canada to ensure high standards in processing, packaging and labeling of food and natural health products.

cGMP provides a system of proper assessment of materials, finished products, premises, equipment, operations and human resource to assure that products are manufactured by qualified personnel and have the identity, strength, and quality that are represented and accepted within scientific limitations.

16 | Page

MVP BIOTECH® holds a Natural Health Product (NHP) Site License issued by Health Canada. The Natural Health Product Directorate (NHPD) is the regulating authority for sale of Natural Health Products in Canada. MVP BIOTECH’s NHP license allows MVP BIOTECH to prepare products beyond sport Supplements. Products such as Herbal Medicines, vitamins, minerals, amino acids, essential fatty acids, probiotics and a combination of them can now be manufactured in MVP BIOTECH® licensed cGMP certified facility.

To receive the maximum discount from our supplier, we will be required to order over 2000 units of product. Such order cost would be approximately 60000$. Regular priced orders can be of any size. Our first order size will depend on demand and will range approximately between 100-200 units and cost approximately between 5000$ to 8000$. We are not likely to receive the maximum discount for our first order. Orders in the 100-200 unit range will have a discount of 40%.

Target market

We plan to distribute our nutritional supplements to: work out gyms, nutritional supplement stores and individual users.

The target population will be anyone who wants to work out, to stay fit, obtain faster results, complement their diet, get an energy boost, or just lose weight more rapidly.

At the beginning we plan to introduce our product to Scandinavian athletes, and use their testimony as a tool to get to the much larger general population. Figures from Statistics Sweden (SCB) from 2005 show that more than 40 percent of Swedes between the ages of 16 and 84 exercises at least twice a week. In 1998, the Economist Intelligence Unit (EIU) ranked Sweden as the healthiest country in Europe. Numbers from others Scandinavian countries are also similar to Sweden.

Next we plan to market our product to a wider target range: male or female, athlete or regular person, 16 to 80 years of age.

As global sales of sports nutrition products maintain healthy growth rates, one distinct – and unexpected – group of consumers is emerging as the main driver for the market, made up of people who are not necessarily interested in sports. Tagged as ‘lifestyle users’ by the market research firm Datamonitor (as stated on their website, Datamonitor’s research and analysis products are compiled by an extensive global network of researchers, in-house analysts and industry specialists), these consumers are “the last group that was expected to embrace sports nutrition products, but in the last few years they have become a crucial part of the market”. The emergence of this relatively new consumer base as a driver for the market is having a knock-on effect on the category as a whole, with a fundamental shift in approach likely to be needed in order to keep up with the changing consumer patterns. The website for Datamonitor is www.datanonitor.com. The article that provides the information is “Exercise and Sports Nutrition: Consumer Trends and Product Opportunities”.

Lifestyle users, are not necessarily very athletic, but are choosing to consume sports nutritional products as an initial building block in leading a healthier lifestyle. With the market being driven by this new group, the category’s traditional consumers will require more effective, targeted sports nutrition products. They will want to disassociate from these other groups and products, so foods and beverages targeting this market must emphasize highly scientific benefits rather than adopting a ‘suitable for all’ ethos, says Datamonitor. To address this market trend, we will strife to provide each consumer with a detailed description of the product and counseling to help them select the product which is best suited to meet their goals. The counseling will be provided by the company’s president for the first time being for all the online orders through emails. Phone counseling will also be provided if needed.

Distribution

We plan to distribute our products in Canada via online orders, deliver them by mail or directly to our clients.  We will maintain a mini distribution center at the company office for the products which will be ordered online by having about 5 units of each type to be shipped immediately to the clients. When some product will close to be out of stock, we will order more of it from the manufacturer.

Our plan is to ship our product directly from Canada to our customers who order our product in Europe. Our European clients will be able to place orders online through our website or order through our European sales representatives. We do not have any plans to rent warehouse space in Scandinavia at this time.

Marketing

We have not conducted any market studies in either Canada or Europe. Currently we are in the process of contacting nutritional supplement companies to try to establish working relationships. Our marketing plans are:

Canada:  We will use helpful customer service, and personal acquaintances of our president to sell our product.  We will continue to search for young Canadian athlete to sponsor our product. We will also promote our product through word of mouth and use internet promotion tools on facebook and twitter to advertise our company

Europe:  We will advertise through our website and on related domestic sport websites. We will also advertise on the radio, billboards and in local newspaper.

Newspaper: approximate budget:  $500-$1000

Radio: approximate budget is $3000

Small billboards: approximate budget is 500-1000$

Facebook and Twitter advertisement are free as we only plan to use free advertising such as group advertising, newsfeeds, feedback, comments and pictures.

Competition

Our  competitors vary  by product line, customer classification and geographic market.  The principal competitive factors in  our industry are pricing and availability of product, service and delivery capabilities, ability to assist with problem-solving, customer relationships, geographic  coverage and breadth of product offerings. The completion level is intense, there are numerous well established companies.  We compete with many local, regional and national and international nutritional supplement distributors  and  dealers. They distribute through mega stores such as Popeye's, Bulk supplements, Befit supplements, Supplements Canada, and others. Also, our competitors sell products in large supermarkets, grocery stores, online stores, gyms and use various marketing strategies.  In  addition,  some  product manufacturers  sell and distribute their products directly to our customers, and the volume of such  direct  sales  could  increase  in  the future. Most  of our competitors have greater financial resources and may be able to withstand sales or price decreases better than  we can.  We also expect to continue to face competition  from  new  market entrants.  We may  be  unable  to  continue  to compete effectively with these existing or new competitors, which could have a  material  adverse effect on our financial condition and results of operations.

Product line: some competitors will use supplements with different ingredient aimed to enhance different performances. Example: some competitors are selling supplements that increase muscle strength, size or endurance, or they will specialize in weight loss supplements.

Customer Classification: variation of users from high level athletes to health conscious individuals of different age group. Example: competitors selling supplements to Boxers to help increase their endurance or selling specific whey protein for elderly people.

Geographic areas: servicing different geographical areas. Example: competitors with established local retail locations in Sweden—will appeal to customers who do not want to pay or wait for shipping.

MVP Biotech products are distributed by many companies and numerous stores in Canada. MVP Biotech works almost exclusively with distributors and generally do not advertise their product to direct users in order to avoid competition with their distributors. MVP Biotech does not use advertising such as social internet networks to promote its product. We plan to take a small share of market in Canada. Our plan is to use helpful customer service, and personal acquaintances of our president to sell our product.  We will continue to search for young Canadian athlete to sponsor our product. We will also promote our product through word of mouth and use internet promotion tools on facebook and twitter to advertise our company.

17 | Page

Sponsorship Agreement

To help us advertise our product, we have concluded an agreement with an amateur boxer, Vadim Stoliarenko. A copy of the agreement is filed as an exhibit to this registration statement. The summary of the agreement is as follows:

1. Fighter will wear the T-Shirt and Hat with logos provided by Sponsor (“Wear”) into the fighting ring as well as put the Wear on after the fight is over and the announcer is announcing the winner. He will also wear the Wear on his return to the locker room. (Sponsor must provide Wear).

2. Fighter will wear the shorts with logo (“Fight Shorts”) provided by the Sponsor during his walk to the ring, the duration of the fight, fight announcements and back to the locker room. (Sponsor must provide Fight Shorts)

3. A link to the company’s website well be put onto the Fighter’s web page and face book page.

4. The Fighter will be compensated by the sponsor with a continual supply of health supplements and clothing listed in Exhibit A.

Additional material terms of the agreement are as follows:

Duration: Sponsorship Agreement is in force as long as the parties continue to fulfill their obligations. Either party may terminate this Agreement without cause upon 30 days notice.

Limitations: The specific amounts of the supplements are set forth in exhibit A to the Sponsorship Agreement, there are no specific monthly dollar limit to the compensation.

Compliance with Government Regulation

Our planned nutritional supplement business is affected by the following regulations:

In Canada:

Health Canada regulates quality and labeling of nutritional supplements such as ours. All products require a Natural Health Product (NHP) License issued by The Natural Health Product Directorate (NHPD), the regulating authority for sale of Natural Health Products in Canada.  Obtaining a license requires submitting detailed information on the product to Health Canada, including: medicinal ingredients, source, potency, non-medicinal ingredients and recommended use. Once a product has been assessed and granted market authorization by Health Canada, the product label will bear an eight digit product license number. This number on the label will inform consumers that the product has been reviewed and approved by Health Canada for safety and efficacy. The product of our current supplier has such license; therefore we do not need to apply for it to distribute their product in Canada.

In Europe:

A “competent national authority” of each member state of European Union is in charge of regulating the nutritional substance business. The requirement in Sweden and Finland are that the labeling on products should be in their respective language prominently displayed, and the components have to be truthfully disclosed. Also duty has to be paid at the time of importation.

Sweden and Finland are members of the European Union and shares the Common External Tariff regime.  EU duties are charged by Customs on the CIF (cost, insurance and freight) value of the product imported into Sweden. The customs broker firm has estimated a cost of approximately $400 per skid imported. Which is approximately 7-8%. Value Added Tax (VAT) is an indirect tax on goods and services which is borne by the end consumer and applied to the value added at each stage of the supply chain.

IMPORT PROCEDURES

An import declaration is required for imported goods. When goods are imported into Sweden, it is the responsibility of the importer or his authorized agent to declare them to Customs.  A Single Administrative Document or SAD is used for this purpose.  This is the approved form for the import declaration process.

The Single Administrative Document (SAD) may be submitted to Customs, either through physical means or through an electronic declaration.

Goods are released from Customs for “free circulation” once the pertinent documents have been filed and payment of tariff duties has been completed. After paying the value added tax (VAT) and any other applicable excise duty, goods are also released for consumption and ready to be marketed.

There is no additional cost associated with government regulation in Canada since the product is fully compliant with Canadian laws.

In Europe, any change to labeling that might be required is free of charge from MVP Biotech.  Upon importation, we will be required to pay the custom duty, approximately $400 per skid, that is an order of about 200 units at the cost of $5,500 which is about additional 7-8% increase in our cost.

Employees

We are a development stage company and we have no employees as of the date of this prospectus, other than our sole officer and director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Offices

Our office is currently located at 4405 Powell Ave, Montreal, QC Canada H4P 1E5. Our telephone number is (514) 967-4372.  This is the office of our President, Georgi Parrik. We do not pay any rent to Mr. Parrik and there is no agreement to pay any rent in the future. Such costs are immaterial to the financial statements and, accordingly have not been reflected therein. We do not have a lease agreement with Georgi Parrik. If Mr. Parrik disallows us the use of his facilities at anytime in the future, we will have to find alternative facilities to use as our office which will disrupt our operations.  We need to maintain office facilities in order to perform our administrative duties such as: Telephone calls with our clients, use of computer for emails and other office related work-tasks.

We will maintain a mini distribution center at the company office for the products which will be ordered online. The mini distribution center is a basement that has a temperature regulated at 17 degrees Celsius at all the times of the year, with about 1200 square feet of area, is suitable to hold nutritional supplements for the time required.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is located at 5348 Vegas Drive, Las Vegas, NV 89108.

18 | Page

Market for Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 29 registered shareholders.

Rule 144 Shares

A total of 2,500,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act.  The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 48,850 shares as of the date of this prospectus; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 2,500,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

19 | Page

Plan of Operations

We are in the development stage of our business. As a development stage company, we have yet to earn revenue from operations. We may experience fluctuations in operating results in future  periods due to a variety of factors, including our ability to obtain additional funding in a timely manner and on terms favorable to us, our ability to successfully develop our business model, the amount and  timing of operating costs and capital expenditures relating to the expansion of our business, operations, infrastructure and  the  implementation of marketing programs, key agreements and strategic alliances, general economic conditions specific to our industry. Following the filing of this registration statement our specific milestones are as follows:

In the first three months following filing of this registration statements we plan to complete the following milestones:

1. COMPLETE DEVELOPMENT OF OUR WEBSITE, TIME FRAME: ANTICIPATED COMPLETION: 2 months from present day, COST: $2,500 to complete our web project and launch our website. This cost will include: website hosting fees and web designer fees.  Our website will list the description of our products as well as information on how to order our product. As of today, we have already registered our domain name.

2. PROVIDE SWEDISH VERSION OF OUR WEBSITE, ANTICIPATED COMPLETION:  3rd month from present day, COST: $1,000. This cost will include the expense of hiring a Swedish translator to translate our site to Swedish to our Swedish clients.

In months four to six following the filing of this registration statement we plan to complete the following milestones:

1. BECOME COMPLIENT WITH ANY GOVERNMENT REGULATION/OBTAIN GOVERNMENT APPROVAL IF ANY REQUIRED.  ANTICIPATED COMPLETION: 4th month from present day, COST: $1,000. Costs include any further legal fees and any application/certification fees we may have to pay. We believe that we should be compliant with government regulations by fall 2011 based on the current information that we have. Although, there is no guarantee that we will be compliant by this time, in which case, our operations may be interrupted.

2. FINISH DESIGNING OUR PACKAGING AND PRINTING ADVERISING BROCHURES, ANTICIPATED COMPLETION DATE: 4th month from present day.  COST: $1,500. Cost include: printing costs and fees to designer.

3. DISTRIBUTE SAMPLES, ANTICIPATED COMPLETION DATE:  5th month from present day. COST OF SAMPLES: $1,250. We plan to distribute samples of our product to make our product known and tasted by the public. Our plan is to distribute samples in 5 to 10 largest work out gyms in Stockholm. We will introduce ourselves, show all of our different products as well as collect feedback.

4. SET UP INFORMATION BOOTHS, ANTICIPATED COMPLETION DATE: During 6th month from present day. COST: $1,250. We will set up an information booth where we will talk. Expenses include: travel costs, purchasing additional samples, general advertising costs such as printing brochures and rental space fees.

In months seven to nine following the filing of this registration statement we plan to complete the following milestones:

1. SIGN UP ADDITIONAL ATHLETES AS SPONSORS, ANTICIPATED COMPLETION DATE: 8th month from present day. COST: $1,000. Cost will be spent on supplements and clothing for the athlete. We will continue to search for known and distinguished local athletes such as MMA fighters or boxers, to help promote our product. We plan on signing two additional athletes.

2. PURCHASE ADDITIONAL ADVERTISING, ANTICIPATED COMPLETION DATE: 9th month from present day. COST: $7,000. At this time we plan to work on additional advertising for our product. We will distribute information flyers about our products and purchase radio advertising during broadcast of sporting events. Cost breakdown as follows: $2,500 on information flyers, $3,000 on radio advertising, $1,500 on Billboards and local newspaper advertising.

In months ten to twelve following the filing of this registration statement we plan to complete the following milestones:

1. HIRE SALESMAN IN SWEDEN,  AND IN FINLAND, ANTICIPATED COMPLETION DATE: 11-12th month from present day. COST: $4,000.  We will only be marketing your products in Scandinavian Europe. We are planning to hire a salesman in Sweden, as well one salesman in Finland. We will look for sales representatives who have contacts or working in the industry of nutritional supplements. The sales representatives’ job will be door-to-door sales, marketing in the work out gyms and local nutritional supplements stores. Our sales representatives will be compensated mainly by commissions from the sales that they generate. Costs will be spent on travel expenses to Europe for our president to travel to Europe and conduct interviews as well as renting of temporary office to conduct interviews.

Funding Initial Product Purchases.

We plan to use funds on hand for purchasing the company’s initial order of product except in the case of large orders where we will ask for pre-payment from our customers.

Funding our Operations

We have not generated any revenue to date and it is likely that we will not generate any significant revenue in the next 12 months of our operations. It is likely that we may not be able to meet our business expense demands as well as our obligation under the Sponsorship Agreement with our current cash on hand. The company does not have any external sources of liquidity other than the loans from our director which are not enforceable. In case of shortage of funds in the next 12 months, we plan to fund our operations with loans from our director, Mr. Parrik. Our president has agreed to advance funds of a minimum of $20,000 to us during the course of the next 12 months in order to help pay for our reporting obligations and our business expenses. We did not obtain any contractual commitment or any written guarantee from our president to advance us these funds. We may also fund our operations with additional sale of common stock. If we run out of funds and are not able to obtain loans from Mr Parrik or are not able to sell additional common stock, our business will fail and you will lose your entire investment.

Costs and Obligations associated with our Sponsorship Agreement

Under the terms of our Sponsorship Agreement we are obligated to provide nutritional supplements, clothing and gear to the fighter. The specific amounts of the supplements are set forth in exhibit A to the Sponsorship Agreement, there are no specific monthly dollar limit to the compensation

Results of Operations For Period Ending February 28, 2011

We did not earn any revenues from our incorporation on June 10, 2009 to February 28, 2011.  We incurred operating expenses in the amount of $8,225 for the period from our inception on June 10, 2009 to February 28, 2011.

We have not attained profitable operations. Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

20 | Page

Changes In and Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

REPORTS TO SECURITY HOLDERS

Upon  effectiveness of this Prospectus,  we will be subject to the reporting and other  requirements  of  the  Exchange  Act.  We  will  make  available  to  our shareholders  annual  reports  containing  financial  statements  audited by our independent  auditors and our quarterly reports containing  unaudited  financial statements for each of the first three quarters of each year;  however,  we will not send the annual report to our shareholders unless requested by an individual shareholder.

The  public  may read and copy any  materials  that we file  with the SEC at the SEC's Public  Reference Room at 100 F Street,  NE,  Washington,  D.C. 20549. The public may obtain  information on the operation of the Public  Reference Room by calling the SEC at  1-800-SEC-0330.  The SEC  maintains  an  Internet  site that contains  reports,  proxy and  information  statements,  and  other  information regarding  issuers  that file  electronically  with the SEC. The address of that site is www.sec.gov.

Directors, Executive Officers, Promoters and Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Director:

Name of Director	Age

Georgi Parrik	30

Executive Officers:

Name of Officer	Age	Office

Georgi Parrik	30	President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and Chief Accounting Officer

Biographical Information

Set forth below is a brief description of the background and business experience of our sole officer and director for the past five years.

Mr. Georgie Parrik has studied in general science and human kinesiology at Langara College from 1999 to 2002. He later studied in Genetics and cell biology at UBC (University of British Colombia) from 2002 to 2005. In 2005, he has co-founded Punchline Quebec Inc., an operator  of coin operated amusement machines in Quebec, Canada. Punchline Quebec is a private company consisting of two owners/founders (one of whom is Georgi Parrik) and has 20  amusement machines in operation.  The company was dissolved on April 15, 2011. From its inception and until it was disolved, the company has had revenue which provided living income for its owners.. Mr. Parrik was in charge of finding new locations, dealing and signing contracts with the locations, maintaining and operating different entertainment machines, as well as organizing special events at those locations. Punchline Quebec was a mid-size amusement machine company operating from 20 to 40 amusement machines over the period of roughly 6 years. Mr. Parrik is currently self-employed. He still owns and operates entertainment machines privately. He also focuses on Antaga International Corp.

Mr. Parrik’s qualifications to serve on our Board of Directors are primarily based on his experience as a business owner, and his interest and experience in the area of nutritional supplements and competitive sports. Mr. Parrik has competed at amateur level in the following sports: boxing, judo, fencing, volleyball, and kayaking.

He intends to devote approximately 40% of his business time to our affairs.

21 | Page

Term of Office

Our sole officer and director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

Significant Employees

We have no significant employees other than our sole officer and director.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on June 10, 2009 to February 28, 2011 (our fiscal year end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
Georgi Parrik President, CEO, CFO, Secretary, Treasurer, Chief Accounting Officer, and Sole Director	2009 2010 2011	None None None	None None None	None None None	None None None	None None None	None None None	None None None	None None None

There are no current employment agreements between the company and its officers.

Mr. Parrik currently devotes approximately sixteen hours per week to manage the affairs of the Company.  He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries.  At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

Stock Option Grants

We have not granted any stock options to our executive officer since our inception.

Consulting Agreements

We do not have an employment or consulting agreement with Georgi Parrik. We do not pay him for acting as a director or officer.

22 | Page

Security Ownership of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Georgi Parrik	2,500,000	51.2%
Stock	President, Chief Executive Officer, Chief Financial
	Officer, Secretary, Treasurer, Chief Accounting Officer and Sole Director
	Powell Ave, Montreal, QC Canada H4P 1E5
Common	All Officers and Directors as a	2,500,000	51.2%
Stock	group that consists of one person	shares

The percent of class is based on 4,885,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

* Any of our directors or officers;
* Any person proposed as a nominee for election as a director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
* Our sole promoter, Georgi Parrik;
* Any relative or spouse of any of the foregoing persons who has the same house as such person;
* Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

On July 21, 2009, we issued a total of 2,500,000 shares of restricted common stock to our sole officer and director, Mr. Parrik for payment of $2,500.

23 | Page

Disclosure of Commission Position Of Indemnification for
Securities Act Liabilities

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

Financial Statements

Index to Financial Statements:

Report of Independent Registered Public Accounting Firm;

Audited financial statements for the period from inception (June 10, 2009) to, August 31, 2010

a.	Balance Sheet;
b.	Statement of Operations;
c.	Statement of Cash Flows;
d.	Statement of Stockholders' Equity; and
e.	Notes to Financial Statements

24 | Page

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Antaga International Corp

Montreal, Canada

I have audited the accompanying balance sheets of Antaga International Corp (a development stage company) as of August 31, 2010 and 2009 and the related statements of operations, stockholders' equity and cash flows for the year ended August 31, 2010, the period from June 10, 2009 (inception) through August 31, 2009, and for the period from June 10, 2009 (inception) through August 31, 2010. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Antaga International Corp as of August 31, 2010 and 2009 and the related statements of operations, stockholders' equity and cash flows for the year ended August 31, 2010, the period from June 10, 2009 (inception) through August 31, 2009, and for the period from June 10, 2009 (inception) through August 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado October 12, 2010	Ronald R. Chadwick, P.C. RONALD R. CHADWICK, P.C

25 | Page

ANTAGA INTERNATIONAL CORP (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS AS OF AUGUST 31, 2010 AND 2009
Assets
	August 31,	August 31,
	2010	2009
Current Assets
Cash	$22,335	$7,993
Total Current Assets	22,335	7,993
Total Assets	$22,335	$7,993
Liabilities and Stockholders’ Equity (deficit)
Current Liabilities
Loan from Director	$-	$861
Total Current Liabilities	-	861
Total Liabilities	$-	$861

Stockholders’ Equity
Common stock, $0.001par value, 75,000,000 shares authorized;
4,885,000 and 3,175,000 shares issued and outstanding as of August 31, 2010 and August 31, 2009 respectively	4,885	3,175
Additional paid-in-capital	20,115	4,725
Deficit accumulated during the development stage	(2,665)	(768)
Total stockholders’ equity	22,335	7,132
Total liabilities and stockholders’ equity	$22,335	$7,993
The accompanying notes are an integral part of these financial statements.

26 | Page

ANTAGA INTERNATIONAL CORP (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS FOR THE PERIODS ENDED AUGUST 31, 2010 AND 2009, AND FOR THE PERIOD FROM JUNE 10, 2009 (INCEPTION) TO AUGUST 31, 2010
	Fiscal year Ended August 31, 2010	Period From June 10, 2009 (Inception) to August 31, 2009	Period From June 10, 2009 (Inception), to August 31, 2010
Expenses
General and Administrative Expenses	$1,897	$ 768	$ 2,665
Net (loss) from Operation before Taxes	(1,897)	(768)	(2,665)
Provision for Income Taxes	0	0	0
Net (loss)	$(1,897)	$ (768)	$ (2,665)
(Loss) per common share – Basic and diluted	$(0.00)	$ (0.00)
Weighted Average Number of Common Shares Outstanding	4,470,110	1,448,494
The accompanying notes are an integral part of these financial statements.

27 | Page

ANTAGA INTERNATIONAL CORP (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM JUNE 10, 2009 (INCEPTION) TO AUGUST 31, 2010
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit Accumulated During Development Stage	Total
Balance at inception on June 10, 2009
July 21, 2009
Common shares issued for cash at $0.001	2,500,000	$ 2,500	$ -	$ -	$ 2,500
August 14, 2009
Common shares issued for cash at $0.008	675,000	675	4,725	-	5,400
August 27, 2009
Net (loss) for the period from June 10, 2009 (Inception) to August 31, 2009				(768)	(768)
Balance as of August 31, 2009	3,175,000	3,175	4,725	(768)	7,132
October 2, 2009
Common shares issued for cash at $0.01	1,710,000	1,710	15,390	-	17,100
Net (loss) for the fiscal year ended August 31, 2010				(1,897)	(1,897)
Balance as of August 31, 2010	4,885,000	$ 4,885	$ 20,115	$ (2,665)	$ (22,335)

The accompanying notes are an integral part of these financial statements.

28 | Page

ANTAGA INTERNATIONAL CORP (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS FOR THE PERIODS ENDED AUGUST 31, 2010 AND 2009, AND FOR THE PERIOD FROM JUNE 10, 2009 (INCEPTION) TO AUGUST 31, 2010
	Fiscal year Ended August 31, 2010	Period From June 10, 2009 (Inception) to August 31, 2009	Period From June 10, 2009 (Inception) to August 31, 2010
Operating Activities
Net (loss)	$(1,897)	$(768)	$(2,665)
Net cash (used) for operating activities	(1,897)	(768)	(2,665)
Financing Activities
Loans from Director	(861)	861	-
Sale of common stock	17,100	7,900	25,000
Net cash provided by financing activities	16,239	8,761	25,000

Net increase (decrease) in cash and equivalents	14,342	7,993	22,335

Cash and equivalents at beginning of the period	7,993	-	-
Cash and equivalents at end of the period	$22,335	$7,993	$22,335
Supplemental cash flow information:
Cash paid for:
Interest	$-	$-	$-
Taxes	$-	$-	$-
Non-Cash Activities	$-	$-	$-
The accompanying notes are an integral part of these financial statements.

29 | Page

ANTAGA INTERNATIONAL CORP

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2010 AND 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Antaga International Corp (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on June 10, 2009.  The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.”  Since inception through June 10, 2009, the Company has not generated any revenue and has accumulated losses of $2,665. The Company intends to commence business operations in nutritional supplements distribution.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $2,665 as of August 31, 2010 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.  These financials do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts, or amounts and classifications of liabilities that might result from this uncertainty.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At August 31, 2010 and 2009 the Company's bank deposits did not exceed the insured amounts.

Basic Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

30 | Page

ANTAGA INTERNATIONAL CORP

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2010 AND 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the fiscal year ended August 31, 2010 and 2009.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a August 31 fiscal year end.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recent accounting pronouncements

We have reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and we do not believe any of these pronouncements will have a material impact on the company.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of August 31, 2010 and 2009, the Company has not issued any stock-based payments to its employees. Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123(R) (ASC 718).  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

31 | Page

ANTAGA INTERNATIONAL CORP

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

AUGUST 31, 2010 AND 2009

NOTE 2 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.

On July 21, 2009, the Company issued 2,500,000 shares of its common stock at $0.001 per share for total proceeds of $2,500. On August 14, 2009, the Company issued 675,000 shares of its common stock at $0.008 per share for total proceeds of $5,400. On October 2, 2009, the Company issued 1,710,000 shares of its common stock at $0.01 per share for total proceeds of $17,100.

Total shares outstanding as of August 31, 2010 and 2009 were 4,885,000 and 3,175,000 respectively.

NOTE 3 – INCOME TAXES

As of August 31, 2010 and 2009, the Company had net operating loss carry forwards of $2,665 and $768 that may be available to reduce future years’ taxable income through 2030. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at August 31, 2010 and 2009.

	2010	2009
Deferred tax assets:
Net operating loss carry forward	$ 2,665	$ 768
Total deferred tax assets	933	269
Less: valuation allowance	(933)	(269)
Net deferred tax assets	$ -	$ -

The valuation allowance for deferred tax assets as of August 31, 2010 and 2009 was $933 and $269. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of August 31, 2010 and 2009.

Reconciliation between the statutory rate and the effective tax rate is as follows at August 31, 2010 and 2009:

	2010	2009
Federal statutory tax rate	(35.0)%	(35.0)%
Permanent difference and other	35.0%	35.0%
Effective tax rate	-%	-%

NOTE 4 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to August 31, 2010 through October 15, 2010, the date these financial statements were available for issuance, and has determined that it does not have any material subsequent events to disclose in these financial statements.

Unaudited financial statements for the period from inception (June 10, 2009) to February 28, 2011

a.	Balance Sheet;
b.	Statement of Operations;
c.	Statement of Cash Flows;
d.	Notes to Financial Statements

32 | Page

ANTAGA INTERNATIONAL CORP (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS
Assets
	February 28,	August 31,
	2011 (Unaudited)	2010
Current Assets
Cash	$16,775	$22,335
Total Current Assets	16,775	22,335
Total Assets	$16,775	$22,335
Liabilities and Stockholders’ Equity
Total Liabilities	$-	$-

Stockholders’ Equity
Common stock, $0.001par value, 75,000,000 shares authorized;
4,885,000 shares issued and outstanding	4,885	4,885
Additional paid-in-capital	20,115	20,115
Deficit accumulated during the development stage	(8,225)	(2,665)
Total stockholders’ equity	16,775	22,335
Total liabilities and stockholders’ equity	$16,775	$22,335
The accompanying notes are an integral part of these financial statements.

33 | Page

ANTAGA INTERNATIONAL CORP

 (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS PERIODS ENDED FEBRUARY 28, 2011 AND 2010, AND

FOR THE PERIOD FROM JUNE 10, 2009 (INCEPTION) TO FEBRUARY 28, 2011

(Unaudited)

	Three month Ended February 28, 2011	Three month Ended February 28, 2010	Six month Ended February 28, 2011	Six month Ended February 28, 2010	Period From June 10, 2009 (Inception), to February 28, 2011
Expenses
General and Administrative Expenses	$ 750	$ 1, 072	$ 5,560	$ 1,572	$ 8,225
Net (loss) from Operation before Taxes	(750)	(1,072)	(5,560)	(1,572)	(8,225)
Provision for Income Taxes	0	0	0	0	0
Net (loss)	$ (750)	$ (1,072)	$ (5,560)	$ (1,572)	$ (8,225)
(Loss) per common share – Basic and diluted	$ (0.00)	$ (0.00)	$ (0.00)	$ (0.00)
Weighted Average Number of Common Shares Outstanding	4,885,000	4,885,000 4	4,885,000	4,592,127
The accompanying notes are an integral part of these financial statements.

34 | Page

ANTAGA INTERNATIONAL CORP

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS PERIOD ENDED FEBRUARY 28, 2011 AND 2010, AND

FOR THE PERIOD FROM JUNE 10, 2009 (INCEPTION) TO FEBRUARY 28, 2011

(Unaudited)

	Six month Ended February 28, 2011	Six month Ended February 28, 2010	Period From June 10, 2009 (Inception), to February 28, 2011
Operating Activities
Net (loss)	$(5,560)	$(1,572)	$(8,225)
Net cash (used) for operating activities	(5,560)	(1,572)	(8,225)
Financing Activities
Sale of common stock	-	17,100	25,000
Net cash provided by financing activities	-	17,100	25,000

Net increase (decrease) in cash and equivalents	(5,560)	15,552	16,775

Cash and equivalents at beginning of the period	22,335	7,993	-
Cash and equivalents at end of the period	$16,775	$23,521	$16,775
Supplemental cash flow information:
Cash paid for:
Interest	$-	$-	$-
Taxes	$-	$-	$-
Non-Cash Activities	$-	$-	$-
The accompanying notes are an integral part of these financial statements.

35 | Page

ANTAGA INTERNATIONAL CORP

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 28, 2011

(Unaudited)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Antaga International Corp (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on June 10, 2009.  The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.”  Since inception (June 10, 2009) to February 28, 2011, the Company has not generated any revenue and has accumulated losses of $8,225. The Company intends to commence business operations in nutritional supplements distribution.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $8,225 as of February 28, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.  These financials do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts, or amounts and classifications of liabilities that might result from this uncertainty.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At February 28, 2011 the Company's bank deposits did not exceed the insured amounts.

Basic Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

36 | Page

ANTAGA INTERNATIONAL CORP

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 28, 2011

(Unaudited)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 as of February 28, 2011.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a August 31 fiscal year end.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recent accounting pronouncements

We have reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and we do not believe any of these pronouncements will have a material impact on the company.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of February 28, 2011 the Company has not issued any stock-based payments to its employees. Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123(R) (ASC 718).  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

37 | Page

ANTAGA INTERNATIONAL CORP

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 28, 2011

(Unaudited)

NOTE 2 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.

On July 21, 2009, the Company issued 2,500,000 shares of its common stock at $0.001 per share for total proceeds of $2,500. On August 14, 2009, the Company issued 675,000 shares of its common stock at $0.008 per share for total proceeds of $5,400. On October 2, 2009, the Company issued 1,710,000 shares of its common stock at $0.01 per share for total proceeds of $17,100.

Total shares outstanding as of February 28, 2011 were 4,885,000.

NOTE 3 – INCOME TAXES

As of February 28, 2011, the Company had net operating loss carry forwards of $8,225 that may be available to reduce future years’ taxable income through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 4 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has evaluated subsequent events from February 28, 2011 through the date whereupon the financial statements were issued and has determined that there are no items to disclose.

38 | Page

[OUTSIDE BACK COVER PAGE]

SUBJECT TO COMPLETION, DATED _____________, 2011

PROSPECTUS

ANTAGA INTERNATIONAL CORP

2,385,000 SHARES

COMMON STOCK

Dealer Prospectus Delivery Obligation

Until ________________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

39 | Page

Part II

Information Not Required In The Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$3.40
Transfer Agent Fees	$1,200.00
Accounting fees and expenses	$4,500.00
Legal fees and expenses	$3,000.00
Edgar filing fees	$400.00

Total	$9,103.40

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

Indemnification of Directors and Officers

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes (NRS) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our articles of incorporation.  Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

40 | Page

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

We issued 2,500,000 shares of our common stock to Georgi Parrik on July 21, 2009, who was our President, Chief Executive Officer, Treasurer, Secretary and our Sole Director. He acquired these 2,500,000 shares at a price of $0.001 per share for total proceeds to us of $2,500.00.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").

In connection with this issuance, Mr. Parrik was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.

He also represented to us that he was acquiring the shares as principal for his own account with investment intent.  He also represented that he was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision.  This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

We completed an offering of 675,000 shares of our common stock at a price of $0.008 per share to the following 9 purchasers on August 14, 2009:

Name of Subscriber	Number of Shares
AGHVAN GRIGORYAN	75,000
ARMEN PETROSIAN	75,000
ALLA DONDIKOVA	75,000
TATYANA POKUPATELEVA	75,000
ANDREI IBRAGIMOV	75,000
MIKHAIL BUKSHPAN	75,000
VOLHA FRALOVA	75,000
YAN BENIYAMINOV	75,000
EVE-LYN PARRIK	75,000

The total amount received from this offering was $5,400 net of fees.  We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 1,710,000 shares of our common stock at a price of $0.01 per share to the following nineteen (19) purchasers on October 2, 2009:

Name of Subscriber	Number of Shares
STANISLAV PATCHENKO	90,000
IRINA DONDIKOVA	90,000
MARINA KAPRIELOVA	90,000
SOUREN KAPRIELOV	90,000
NATALIA STOLIARENKO	90,000
KAREN DJANGUIROV	90,000
SVETLANA KIRYANOVA	90,000
KATERYNA DJANGIROVA	90,000
VASSILI DAVYDOV	90,000
VIORICA ZAPALSCHI	90,000
ALEXANDER SHIRIN	90,000
RAMISS DJANGUIROVA	90,000
ALEXEI SHMYREV	90,000
ANTON PUSCARI	90,000
VARTAN KAPRIELOV	90,000
YEGOR TETERYUK	90,000
VYACHESLAV LESTEV	90,000
MARYNA RADZIUK	90,000
YURIY DONDIKOV	90,000

The total amount received from this offering was $17,100 net of fees.  We completed this offering pursuant to Regulation S of the Securities Act.

41 | Page

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States.  We also did not engage any distributors, any respective affiliates, nor any other person on our behalf to make directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation *
3.2	By-Laws *
5.1	Legal opinion of Stepp Law Corporation, with consent to use *
10.1	Sponsorship Agreement*
10.2	Description of the verbal agreement with MVP Biotech *
23.1	Consent of Ronald R. Chadwick, P.C. (PCAOB Registered) *

*Previously filed

42 | Page

Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

43 | Page

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Montreal, Canada, on July 7 , 2011.

Antaga International Corp

By:/s/ Georgi Parrik
Georgi Parrik
President, Chief Executive Officer,
Secretary, Treasurer, Chief
Accounting Officer, Chief Financial Officer and sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Georgi Parrik	President, Chief Executive	July 7 , 2011
Officer, Secretary, Treasurer,
Georgi Parrik	Chief Accounting Officer,
Chief Financial Officer
and sole Director

44 | Page

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation *
3.2	By-Laws *
5.1	Legal opinion of Stepp Law Corporation, with consent to use *
10.1	Sponsorship Agreement*
10.2	Description of the verbal agreement with MVP Biotech *
23.1	Consent of Ronald R. Chadwick, P.C. (PCAOB Registered) *

*Previously filed

45 | Page